UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 28, 2007

MedAire, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	C025328-02	86-0528631
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

80 E. Rio Salado Parkway, Suite 610, Tempe, Arizona		85281
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-333-3700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2007, MedAire, Inc. entered into a Sales Agency Agreement with Singapore-based Aviation Assistance Services Pte Ltd., a wholly-owned subsidiary of International SOS. International SOS and its affiliates hold a controlling interest in MedAire.

Under the agreement, Aviation Assistance Services will serve as exclusive sales agent for MedAire products and services in the Middle East and Asia-Pacific regions. The parties will agree on annual sales targets and MedAire will pay Aviation Assistance Services a commission on new business and renewals in the territory. Either party may terminate the agreement without cause with 1 year prior notice, in which case Aviation Assistance Services will continue to receive renewal commissions for 2 years following such termination. Either party may terminate the agreement immediately upon bankruptcy or an uncured breach, or within 6 weeks after an uncured failure to satisfy an annual sales target or a failure to agree on an annual sales target, in which case Aviation Assistance Services will continue to receive renewal commissions for 1 year following such termination.

Item 7.01 Regulation FD Disclosure.

On May 29, MedAire issued a press release announcing the execution of the Sales Agency Agreement with Aviation Assistance Services, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated May 29, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAire, Inc.

May 29, 2007	By:	Roger D. Sandeen

Name: Roger D. Sandeen
Title: CFO

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Exhibit Index

Exhibit No.	Description

9.01	Press Release